Exhibit 32.2

         Certification Pursuant to Section 1350 of Chapter 63 of
Title 18 of the United States Code

        I, Peter G. Leemputte, Chief Financial Officer of Brunswick Corporation, certify that (i) Brunswick Corporation’s report on Form 10-Q for the quarterly period ending June 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in Brunswick Corporation’s report on Form 10-Q for the quarterly period ending June 30, 2004, fairly presents, in all material respects, the financial condition and results of operations of Brunswick Corporation.

                          /s/ PETER G. LEEMPUTTE
            Peter G. Leemputte
                  Chief Financial Officer
      August 4, 2004